Black Diamond, Inc. Announces $125 Million Preliminary Pro Forma Sales for FY2010

-- Anticipates $135 - $140 Million in Sales for FY2011 --
-- Expects 12.5% Compound Annual Sales Growth Rate from Existing Categories --
-- Targeting 2013 for Launch of Technical Outdoor Apparel --

Salt Lake City, UT, (February 7, 2011) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading provider of outdoor recreation equipment and active lifestyle products, announced preliminary sales for the fourth quarter and full year ended December 31, 2010.  While earnings will not be announced until the audit of the Company’s 2010 results is completed, Black Diamond expects to report fourth quarter consolidated sales of approximately $34 million and full-year pro forma sales of approximately $125 million.  Pro forma sales include both Black Diamond Equipment (“Predecessor”) and Gregory Mountain Products (“Gregory”) for periods prior to their May 28, 2010 acquisition by Black Diamond.  Included in this press release is a reconciliation of consolidated sales to pro forma sales expected to be reported for the three and twelve months ended December 31, 2010 compared to the same periods in 2009.

Black Diamond also announced that, in addition to its FY2011 budget, it has also recently completed a Baseline Strategic Plan (the “Baseline Plan”) for FY2011-FY2015.  The Baseline Plan envisions 12.5% compounded annual sales growth solely from existing categories, and calls for significant operating expense investments in areas such as a new distribution facility, visual merchandising, direct to consumer sales and marketing, product development and infrastructure.

Peter Metcalf, Chief Executive Officer of Black Diamond, Inc., commented, “With the integrations behind us, we are extremely focused on growth.  We believe we have a powerful opportunity to both grow the existing business organically and to augment that growth substantially with internally funded and developed initiatives and acquisitions.  We believe that we can achieve these rates of growth and realize expanding profitability in years 2013 and beyond without any additional capital.”

The Company also disclosed that it is targeting the fall of 2013 as a possible launch time for an outdoor technical apparel brand, expressing the view that both apparel and footwear represent significant long term opportunities to extend the Black Diamond brand.  The Company believes that these categories can have a material impact on the Company’s growth over the next decade and beyond.

Mr. Metcalf commented, “The next few years hold an extraordinary opportunity for our brand and the next logical step is apparel.  We believe the market demand for Black Diamond apparel is substantial and, if executed well, that this category can become equal to or larger than the balance of our business within 5 years of launch.”

The Company noted that it expects FY2011 sales to range between $135 - $140 million, which does not give effect to new category launches or the impact from possible strategic acquisitions.  The Company further noted gross margins are expected to range between 36% and 39% during FY 2011.  The Company also expects, despite the planned near-term increase in platform capabilities, to remain profitable, cash flow positive, and self-funding with respect to working capital needs.

“Acquisitions are an important element of our long-term strategic plan and we are intently focused on identifying specific transactions that can accelerate our organic growth, leverage our global operating platform, and add additional value for shareholders.  While we are confident that we will prove to be an acquirer of choice, the timing, size and specific impact of acquisitions is unpredictable,” concluded Metcalf.

Conference Call Details

The Company noted that, as previously announced, it will hold a conference call today, February 7, 2011, at 4:30 p.m. ET to discuss its strategic plan and the guidance contained in today’s press release.

The call can be accessed by dialing 1-877-407-0789 (U.S. participants) or 1-201-689-8562 (International participants). Callers should ask to be connected to Black Diamond, Inc. teleconference and provide the conference ID number: 366362.

A replay of the call will be available starting on February 7, 2011at 7:15 pm ET by dialing 1-877-870-5176 (U.S.) or 1-858-384-5517 (International). The replay access code is 366362. The replay will be available through February 21, 2011.

About The Company

Black Diamond, Inc. is a leading provider of outdoor recreation equipment and active lifestyle products. The Company’s principal brands are Black Diamond™ and Gregory Mountain Products®. The Company develops, manufactures and globally distributes a broad range of products including: rock-climbing equipment (such as carabiners, protection devices, harnesses, belay and devices, helmets, ice-climbing gear), technical backpacks and high-end day packs, tents, trekking poles, headlamps and lanterns, gloves and mittens, skis, ski bindings, ski boots, ski skins and avalanche safety equipment. Headquartered in Salt Lake City, Utah, the Company has more than 475 employees worldwide, with ISO 9001 manufacturing facilities both in Salt Lake City and Southeast China as well as a sewing plant in Calexico, California, distribution centers in Utah and Southeast China, a marketing office in Yokohama, Japan, and a fully owned sales, marketing and distribution operation for Europe, located near Basel, Switzerland. For more information about us and our brands, please visit , , and .

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure of pro forma sales. The Company also believes that presentation of certain non-GAAP measures (i.e., pro forma sales) provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws.  Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

RECONCILIATION FROM CONSOLIDATED SALES TO PRO FORMA SALES
(in millions)

THREE MONTHS ENDED

	December 31, 2010		December 31, 2009

		Consolidated sales as reported	$-
		Sales for Predecessor three months
		ended 12/31/09	27
		Sales for Gregory three months
		ended 12/31/09	4
Consolidated sales as reported	$34	Pro forma sales	$31

TWELVE MONTHS ENDED

	December 31, 2010		December 31, 2009

Consolidated sales as reported	$76	Consolidated sales as reported	$-
Sales for Predecessor five months		Sales for Predecessor twelve months
ended 5/28/10	35	ended 12/31/09	88
Sales for Gregory five months ended		Sales for Gregory twelve months
5/28/10	14	ended 12/31/09	26
Pro forma sales	$125	Pro forma sales	$114

COMPANY CONTACTS:

Black Diamond, Inc.
Warren B. Kanders
Executive Chairman
203-428-2000

Black Diamond, Inc.
Peter Metcalf
Chief Executive Officer
801-278-5552

INVESTOR RELATIONS CONTACT:

ICR, Inc.
James Palczynski
Principal and Director
203-682-8229

MEDIA CONTACT:

James McCusker
Vice President
203-682-8245
James.McCusker@icrinc.com

Bo Park
Managing Director
917-596-4353
bo.park@icrinc.com